EXHIBIT 99(a)

             AUTHORIZATION FOR OLD KENT FINANCIAL CORPORATION
                        DIVIDEND REINVESTMENT PLAN

PLEASE READ CAREFULLY BEFORE SIGNING DIVIDEND REINVESTMENT

By completing, signing, and returning this form:

     (1) You authorize Old Kent Financial Corporation (Old Kent) to pay Old Kent Bank (the Administrator) for your account all cash dividends payable on all shares of Old Kent Common Stock registered in your name or credited to your account under the Dividend Reinvestment Plan, as described in the Prospectus which you received with this form.

     (2) You appoint the Administrator, under the terms and conditions of the Dividend Reinvestment Plan, as your agent to receive all of your cash dividends as described under Item 1 above, and to apply such dividends to the purchase of shares of Old Kent Common Stock as provided in the Plan.

     (3) You represent that your principal residence is shown below.

     You agree to notify the Administrator promptly if your state or country of residence changes.

     You may revoke this authorization at any time by notifying the Administrator in writing of your desire to terminate your participation in the Plan.

INITIAL SUPPLEMENTAL INVESTMENT (Optional)

___  Check box if you are enclosing an initial Supplemental Investment.

     By checking the above box and enclosing a check or money order, you authorize the Administrator to treat the enclosed payment as an initial Supplemental Investment to be used to purchase shares of Old Kent Common Stock as provided in the Plan. You are not required to make a Supplemental Investment now or at any other time.

     Amount of check or money order enclosed (minimum $25; maximum $5,000): $_________ (Make check or money order payable to Old Kent Bank, Administrator for the Old Kent Financial Corporation Dividend Reinvestment Plan.)

___ Yes, I would like to participate in the Dividend Reinvestment Plan and hereby appoint the Administrator as my agent.
     Authorized Signature(s)

__________    __________________________   _________________________________
Date         Signature of Shareholder      State of residence (or country of
                                           residence if other than the
                                           United States)


__________     __________________________   _________________________________
Date          Signature of Shareholder      State of residence (or country of
                                            residence if other than the
                                            United States)

Please print or type below information exactly as it appears on your stock certificates, proxy or dividend check:

_____________________________________________________________________________
Name(s)(1) First Name   Middle Initial   Last Name   (Area Code) Phone Number

_____________________________________________________________________________
Name(s)(1) First Name   Middle Initial   Last Name   (Area Code) Phone Number

_____________________________________________________________________________
Home Address Number                                    Street

_____________________________________________________________________________
City                               State                         Zip Code

_____________________________________________________________________________
Social Security Number(s)(1)                           (2)

Return this form only if you wish to join the Plan. All owners of joint registration must sign. When signing as trustee, guardian, executor, administrator or corporate officer, please give your full title.
                            THIS IS NOT A PROXY